EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
ACC Feed Supplement, LLC	South Dakota

ADM/CHS, LLC	Minnesota

Ag Partners, LLC	Montana

AgFarm Pty Ltd	Australia

AgFarm Unit Trust	Australia

Agri Point Ltd.	Republic of Cyprus

Agro Storage d.o.o, a subsidiary of Agri Point Ltd.	Bosnia

Impact Risk Funding Inc., PCC, a subsidiary of CHS Insurance Services, LLC	Washington DC

Ag States Reinsurance Co., IC, a subsidiary of Impact Risk Funding Inc.	Washington DC

Ag States Agency of Montana, Inc.	Montana

Agro Distribution, LLC	Delaware

Allied Agronomy, LLC	North Dakota

Ardent Mills S.a.r.l	Luxembourg

Ardent Mills, LLC	Delaware

Battle Creek/CHS, LLC	Delaware

Badger Energy Services, LLC	Wisconsin

Boort Grain Cooperative Ltd	Australia

Briggs Crop Nutrients LLC	Indiana

Broadbent Companies	Australia

CENEX AG, Inc.	Delaware

CENEX Pipeline, LLC	Minnesota

Central Montana Propane, LLC	Montana

Central Plains Ag Services LLC	Minnesota

CHS de Argentina, SA	Argentina

CHS Agritrade d.o.o, a subsidiary of CHS Europe S.a.r.l	Bosnia

CHS Agri Intelligence LLC	Minnesota

CHS Agro SA	Argentina

CHS AGRONEGOCIO - Industria e Comercio Ltda.	Brazil

CHS Canada Cooperative	Alberta

CHS Canada LP	Alberta

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
CHS Canada, Inc.	Manitoba

CHS (Taiwan) Commodity Trading Co. Ltd	Taiwan

CHS Country Operations Canada, Inc.	Alberta

CHS Trading Company Australia Pty. Ltd.	Australia

CHS Energy Canada, Inc.	Alberta

CHS Hallock Canada, Inc	Manitoba

CHS Hallock, LLC	Minnesota

CHS Hedging, LLC	Delaware

CHS Holdings, LLC	Minnesota

CHS Inc. de Mexico	Mexico

CHS Europe S.a.r.l	Switzerland

CHSINC Iberica SL, a subsidiary of CHS Europe S.a.r.l	Spain

CHS Latin America Holdings LLC	Minnesota

CHS Luxembourg, S.a.r.l	Luxembourg

CHS Milling Luxembourg, S.a.r.l.	Luxembourg

CHS (Nantong) Cereal & Oil Storage and Transportation Co., Ltd	China

CHS Tarim ve Gida Sanayii Limited Sirketi	Turkey

CHS Ukraine, LLC, a subsidiary of CHS Europe S.a.r.l	Ukraine

Omega Terminal, SA, a subsidiary of CHS Europe S.a.r.l	Switzerland

Oregana Co., Ltd., a subsidiary of CHS Europe S.a.r.l	Republic of Cyprus

CHS Agromarket, LLC, a subsidiary of Oregana Co., Ltd.	Russian Federation

Andali Operacoes Industriais S.A., a subsidiary of CHS do Brasil Ltda.	Brazil

CHS Comercio Servicos E Solucoes Agricolas Ltda, a subsidiary of CHS do Brasil Ltda.	Brazil

CHS Agritrade Bulgaria Ltd., a subsidiary of CHS Europe S.a.r.l	Bulgaria

CHS Agritrade Hungary Ltd., a subsidiary of CHS Europe S.a.r.l	Hungary

CHS Bermuda GP	Bermuda

RosAgroInvest LLC, a subsidiary of Oregana Co., Ltd.	Russian Federation

Global Agri LLC, a subsidiary of Serseris Holdings Limited	Ukraine

CHS Hong Kong Limited, a subsidiary of CHS Europe S.a.r.l	Hong Kong

CHS (Shanghai) Trading Co., Ltd., a subsidiary of CHS Hong Kong Ltd	China

CHS Industries Ltd, a subsidiary of CHS Europe S.a.r.l	Israel

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
CHS Israel Protein Foods Ltd, a subsidiary of CHS Industries Ltd.	Israel

CHS Insurance Services, LLC	Minnesota

CHS Korea, LLC	South Korea

CHS Pacific Private Limited, a subsidiary of CHS Industries Ltd.	Republic of Singapore

CHS Serbia D.O.O. Novi Sad, a subsidiary of CHS Europe S.a.r.l	Serbia

CHS Singapore Trading Company PTE. LTD.	Republic of Singapore

CHS Spiritwood Fertilizer LLC	Delaware

CHS South Sioux City, Inc.	Delaware

CHS Uruguay SRL	Uruguay

CHS-Brule, Inc	Nebraska

CHS-CFE Co	Illinois

CHS-Elkton	South Dakota

CHS-Farmco, Inc.	Kansas

CHS-GC, Inc.	Colorado

CHS-LCC Co-op	Wisconsin

CHS-Holdrege, Inc.	Nebraska

CHS-Hamilton, Inc.	Michigan

CHS-M&M, Inc.	Colorado

CHS-New Salem	North Dakota

CHS-Ostrander	Minnesota

CHS-Rochester	Minnesota

CHS-Shipman, Inc.	Illinois

CHS-SLE Land, LLC	Louisiana

CHS-Sub Whatcom, Inc	Washington

CHS-Valley City	Minnesota

CHS-Wallace County, Inc.	Kansas

Circle Land Management, Inc.	Minnesota

CHS Capital, LLC	Minnesota

Cofina Funding, LLC, a subsidiary of CHS Capital, LLC	Delaware

CHS Capital ProFund LLC, a subsidiary of CHS Capital, LLC	Minnesota

Colorado Retail Ventures Services, LLC	Colorado

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
Collins, MT Crop Nutrients LLC	Montana

Consumers Supply Distributing, LLC	Minnesota

Cornerstone Ag, LLC	Delaware

Crestline Crop Nutrients LLC	Ohio

Cross Country Land Management LLC	Montana

CZL Australia & Japan Pty Ltd	Australia

CZL Ltd.	Japan

Dakota Agronomy Partners, LLC	North Dakota

Energy Partners, LLC	Montana

Fin-Ag, Inc.	South Dakota

Front Range Pipeline, LLC	Minnesota

Genetic Marketing Group, LLC	Washington

GTL Resources Limited	England

GTL Resources Overseas Investments, Limited	England

GTL Resources USA, Inc.	Delaware

Green Bay Terminal Corporation	Wisconsin

Hamberg, LLC	Minnesota

Hamberg, North Dakota Crop Nutrients LLC	Minnesota

IC Grain	Hungary

Illinois Valley Supply LLC	Illinois

Illinois River Energy, LLC	Delaware

Imperial Valley Terminal, LLC	Illinois

Jayhawk Pipeline, LLC	Kansas

Kaw Pipe Line Company	Kansas

Larson Cooperative TVCS	Wisconsin

Latty Grain Ltd	Ohio

Market Street Terminal, LLC	Illinois

Marshall Insurance Agency, Inc.	Minnesota

McPherson Agricultural Product, LLC	Kansas

Midwest Ag Supplements, LLC	Minnesota

Mountain Country, LLC	Idaho

M Taìrhaìz Raktaìrozaìsi eìs Szolgaìltatoì Korlaìtolt Felelosseìgu Taìrsasaìg	Hungary

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION

National Cooperative Refinery Association (NCRA)	Kansas

Clear Creek Transportation, LLC, a subsidiary of NCRA	Kansas

Norick Risk Funding Concepts, LLC	Minnesota

Northern Illinois Alliance, LLC	Illinois

Northwest Iowa Agronomy, LLC	Iowa

Osage Pipe Line Company	Kansas

Osage Pipe Line Company, LLC	Delaware

Patriot Fuels Biodiesel, LLC	Illinois

Patriot Holdings, LLC	Illinois

Patriot Land Holdings, LLC	Illinois

Patriot Renewable Fuels, LLC	Illinois

PGG/HSC Feed Company, LLC	Oregon

PLC Insurance Agency, Inc.	Minnesota

Prairie Lakes Grain Storage LP	Minnesota

Producer Ag, LLC	Kansas

Pro-Tect Insurance Agency, LLC	Minnesota

Red Rock Cooperative Association	South Dakota

Rockville Propane Terminal LLC	Minnesota

Russell Consulting Group, LLC	Nebraska

CHS Agritrade Romania SRL, a subsidiary of CHS Europe S.a.r.l	Romania

S.C. Silotrans S.R.L.	Romania

S.C. Transporter S.R.L., a subsidiary of S.C. Silotrans S.R.L.	Romania

S.C. Nutron S.R.L.	Romania

Serseris Ltd	India

Serseris Holdings Ltd	Cyprus

Shel-Bar 2000 GP	Israel

Shipman Bio Investment, LLC	Illinois

Sinav Limited	England

Solbar Energy Ltd	Israel

Solbar Europe BV, a subsidiary of CHS Israel Protein Foods Ltd	The Netherlands

CHS Ningbo Protein Foods Ltd., a subsidiary of CHS Pacific Private Limited	China

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
CHS de Paraguay SRL, a subsidiary of CHS Singapore Trading Company PTE. LTD.	Paraguay

Southeast Propane, LLC	North Dakota

Southwest Crop Nutrients, LLC	Kansas

S.P.E. CHS Plant Extracts Ltd. (f/k/a S.P.E. Solbar Plant Extracts Ltd.), a subsidiary of CHS Industries Ltd.	Israel

St. Hilaire Ag Insurance, Inc.	Minnesota

St. Paul Maritime Corporation	Minnesota

Superior East LLC	Nebraska

Superior East II LLC	Nebraska

TEMCO, LLC	Delaware

Terminal Corredor Norte SA	Brazil

The Farmers Elevator Company of Lowder	Illinois

The Purchasing Group, LLC	Colorado

United Country Brands LLC	Delaware

Agriliance LLC, a subsidiary of United Country Brands LLC	Delaware

Ventura Foods, LLC	Delaware

Wabash Valley Grain, LLC	Indiana

Wagner Gas & Electric, Inc.	Wisconsin

Watertown Crop Nutrients LLC	South Dakota

West Central Distribution, LLC	Minnesota

Western Feed, LLC	Minnesota

Whitesville Crop Nutrients LLC	Indiana

X-Seed, LLC	Minnesota

Zeeland Lumber Holdings, LLC	Michigan

1856770 Alberta, Ltd	Alberta